Exhibit 23.6
CONSENT OF EXPERT
I hereby consent to the use of and reference to my name, and the information contained in SSR Mining Inc.'s Annual Report on Form 10-K for the year ended December 31, 2023 that I reviewed and approved, as described or incorporated by reference in SSR Mining Inc.’s Registration Statement on Form S-8, filed with the United States Securities and Exchange Commission on December 18, 2024.
Dated this 18th day of December, 2024.

/s/ "Karthik Rathnam"
Karthik Rathnam, MAusIMM (CP)
Director, Resource Geology
SSR Mining Inc.